Exhibit 2.1

Control Number : 20054731 STATE OF GEORGIA Secretary of State Corporations Division 313 West Tower 2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530 CERTIFICATE OF ORGANIZATION I, Brad Raffensperger, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that Groundfloor Yield LLC a Domestic Limited Liability Company has been duly organized under the laws of the State of Georgia on 04/10/2020 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated. WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on 04/21/2020. Brad Raffensperger Secretary of State

ARTICLES OF ORGANIZATION *Electronically Filed* Secretary of State Filing Date: 4/10/2020 3:55:51 PM BUSINESS INFORMATION CONTROL NUMBER 20054731 BUSINESS NAME Groundfloor Yield LLC BUSINESS TYPE Domestic Limited Liability Company EFFECTIVE DATE 04/10/2020 PRINCIPAL OFFICE ADDRESS ADDRESS 600 Peachtree Street NE Ste. 810, Atlanta, GA, 30308, USA REGISTERED AGENT NAME ADDRESS COUNTY Groundfloor Finance Inc. 600 Peachtree St. NE Ste. 810, Atlanta, GA, 30308, USA Fulton ORGANIZER(S) NAME TITLE ADDRESS Groundfloor Finance Inc. ORGANIZER 600 Peachtree Street NE Ste. 810, Atlanta, GA, 30308, USA OPTIONAL PROVISIONS N/A AUTHORIZER INFORMATION AUTHORIZER SIGNATURE Groundfloor Finance Inc. by Nick Bhargava AUTHORIZER TITLE Organizer